UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 31, 2005

Hudson Highland Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50129	59-3547281
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

622 Third Avenue, New York, NY 10017
(Address of principal executive offices, including zip code)

(212) 351-7300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

        On March 31, 2005, Hudson Highland Group, Inc. (“the Company”) entered into an amendment (the “Amendment”) to its Amended and Restated Loan and Security Agreement, dated as of June 25, 2003 (this “Loan Agreement”), to establish the minimum adjusted EBITDA thresholds (measured monthly or quarterly on a trailing twelve-month basis) and the maximum capital expenditures allowed under the Loan Agreement covenants for the Company in 2005. The Amendment also sets forth the process by which the administrative agent for the lenders under the Loan Agreement will establish the minimum adjusted EBITDA thresholds and maximum capital expenditures for the Company in periods after 2005.  A copy of the Amendment is filed as Exhibit 4.1 to this Current Report and is incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits

(c)	Exhibits

4.1	Amendment No. 5 to Amended and Restated Loan and Security Agreement, dated as of March 31, 2005, by and among Hudson Highland Group, Inc., the borrowers identified therein, Wells Fargo Foothill, Inc. and the lenders identified therein.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON HIGHLAND GROUP, INC.
DATE: April 5, 2005	By: /s/ Latham Williams
Latham Williams
Vice President, Legal Affairs and
Administration, Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amendment No. 5 to Amended and Restated Loan and Security Agreement, dated as of March 31, 2005, by and among Hudson Highland Group, Inc., the borrowers identified therein, Wells Fargo Foothill, Inc. and the lenders identified therein.

4